                                                                    EXHIBIT 23.3


                        Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" and the use of our report dated January 20, 1999 in the Registration Statement Form S-1 and related Prospectus for the registration of 1,725,000 cumulative trust preferred securities by Ozark Capital Trust and the registration of the related subordinated debentures and guaranty by Bank of the Ozarks, Inc.


                                        /s/ Ernst & Young LLP

Little Rock, Arkansas
May 21, 1999